The Debenture evidenced by this certificate has not been registered under the Securities Act of 1933 (the "Act"), as amended and has been taken by the registered holder for investment purposes. The Debenture may not be sold or transferred and no such transaction will be registered on the books of the Corporation unless the Corporation consents to such transfer and (a) it has been registered under said Act, or (b) the Corporation is presented with either a written opinion of counsel or a "no-action" letter from the United States Securities and Exchange Commission and applicable state securities regulators, in either case in form and substance acceptable to the Corporation, to the effect that such registration is not required under the circumstances of such sale or transfer.


No. R-_                                                              $__________



                            GrandSouth Bancorporation
                          Simpsonville, South Carolina
                                 January 2, 2001

            10-Year Variable Rate Convertible Subordinated Debenture
                               Due January 2, 2011



GrandSouth Bancorporation, a South Carolina corporation, (the "Corporation"), for value received, promises to pay to _______________________, or registered assigns, the sum of ****** ____________________ Dollars ($__________) ****** on
January 2, 2011, upon presentation and surrender of this Debenture at the office of the Corporation in Simpsonville, South Carolina, and to pay interest at the variable rate provided below quarterly on the first day of January, April, July and October of each year, computed from January 2, 2001 (the "issue date"), until payment of the principal amount of this Debenture has been made. The annualized rate of interest to be paid each quarter shall be two percent less than the prime rate (prime minus 2%) as published in The Wall Street Journal on the last business day of the preceding quarter. Payment of principal and interest shall be made at the offices of the Corporation, in lawful money of the United States of America, and shall be mailed to the registered owner or owners hereof at the address appearing on the books of the Corporation.

                         THIS DEBENTURE IS NOT A DEPOSIT
                    AND IS NOT INSURED BY ANY FEDERAL AGENCY.

1. Series. This Debenture is one of a duly authorized issue of debentures of the Corporation designated as its 10-Year Variable Rate Convertible Subordinated Debentures due January 2, 2011 (the "Debentures") in the aggregate amount of $4,000,000.00 and issued in denominations of integral multiples of $10,000.00, all of like date, tenor and maturity, except variations necessary to express the number, principal amount and payee of each debenture.

2. Equal rank. All debentures of this issue rank equally and ratably without priority over one another.

3. Conversion. The holder or holders of this Debenture may, at any time prior to the maturity hereof, convert the principal amount of this Debenture into common stock of the Corporation at the conversion ratio of $6.50 of debenture principal for one share of common stock, or at the adjusted conversion price in effect at the time of the conversion; provided that if the Corporation has called this Debenture for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for the redemption.

          To convert this Debenture, the holder or holders must surrender the same at the office of the Corporation, accompanied by a written notice of conversion and by a written instrument of transfer in a form satisfactory to the Corporation, properly completed and executed by the registered holder or holders hereof or a duly authorized attorney.

4. Fractional shares. In lieu of issuing any fraction of a share or scrip upon the conversion of this Debenture, in the sole discretion of the Board of Directors of the Corporation, either (i) such fractional interest shall be rounded up to the next whole share or (ii) the Corporation shall pay to the holder hereof, for any fraction of a share otherwise issuable upon the conversion, cash equal to the same fraction of the then current per share market price of the common stock.

     GrandSouth Bancorporation 10-Year Variable Rate Convertible Subordinated Debenture Due January 2, 2011


5. Adjustments to conversion. If the Corporation at any time pays to the holders of its common stock a dividend in common stock, the number of shares of common stock issuable upon the conversion of this Debenture shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the common stock entitled to the dividend.

          If the Corporation at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of this Debenture shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

          If the Corporation is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of any such transaction so that the holder or holders of this Debenture may receive, in lieu of the common stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the common stock.

          Notwithstanding the provisions in this Section 5, the following shall not be deemed to constitute an issuance of common stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies.

     (i) the issuance of any shares of common stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of common stock under any such plan (whether any such plan is now or hereafter authorized), or


     (ii) the issuance of any shares of common stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or any subsidiary (whether any such plan or program is now or hereafter authorized), or


     (iii)the issuance of any shares of common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date this Debenture was first issued.

               There shall be no adjustment of the stock  issuable on conversion in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as described in this Section 5. Except as expressly set forth in this Section 5, if any action would require adjustment of the stock issuable on conversion pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

6. Covenants. The Corporation covenants that all shares of common stock which may be delivered upon conversion of this Debenture will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

          The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of common stock, a sufficient number of shares of common stock for the purpose of effecting conversions of Debentures not theretofore converted. For purposes of this reservation of common stock, the number of shares of common stock which shall be deliverable upon the conversion of all of this issue of debentures shall be computed as if at the time of computation all of this issue of debentures were held by a single holder. The issuance of shares of common stock upon conversion of this Debenture is hereby authorized in all respects.

     GrandSouth Bancorporation 10-Year Variable Rate Convertible Subordinated Debenture Due January 2, 2011

          If any shares of common stock required to be reserved for purposes of conversion of this Debenture require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the common stock is listed on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market ("Nasdaq") or any other national securities exchange, the Corporation will, in good faith and as expeditiously as possible, endeavor, if permitted by the rules of such exchange or system, to list and keep listed on such exchange or system, upon official notice of issuance, all shares of common stock issuable upon conversion of this Debenture.

7. Subordination. The rights of the holder or holders of this Debenture to receive payment of any principal or interest hereon is subject and subordinate to the prior payment of the principal of (and premium, if any), and the interest on, all other indebtedness of the Corporation, whether now outstanding or subsequently incurred, whether secured or unsecured, and any deferrals, renewals or extensions of such indebtedness or any debentures, bonds or notes evidencing such indebtedness (the "Senior Indebtedness"). Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Corporation, or in the event this Debenture is declared due and payable upon the occurrence of a default as defined in this Debenture, then no amount shall be paid by the Corporation with respect to principal and interest hereon unless and until the principal of, and interest on, all Senior Indebtedness then outstanding is paid in full. This Debenture is unsecured.

8. Default. If any of the following events occur ("Event of Default"), the entire unpaid principal amount of, and accrued and unpaid interest on, this Debenture shall immediately be due and payable:

     (a) The Corporation fails to pay any interest on this Debenture when it is due and payable, and the failure continues for a period of 30 days;

     (b) The Corporation fails to pay the principal of this Debenture at its maturity;

     (c) The Corporation commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or the Corporation is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or the Corporation petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of the Corporation or for all or substantially all of its property or assets; or the Corporation makes an assignment for the benefit of its creditors; or the Corporation admits in writing its inability to pay its debts as they mature; or

     (d) There is commenced against the Corporation any proceeding relating to the Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of 60 days or the Corporation by any act indicates its consent to, approval of, or acquiescence in, the proceeding; or a receiver or trustee is appointed for the Corporation or for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for a period of 60 days; or a warrant of attachment, execution or similar process is issued against any substantial part of the property or assets of the Corporation, and the warrant or similar process is not dismissed or bonded within 60 days after the levy.

9. Redemption. This Debenture may be redeemed at any time after December 31, 2005 and prior to maturity, as a whole at any one time or in part from time to time, at the office of the Corporation, upon the notice referred to below, at the following redemption prices (expressed in percentages of the principal amount of this Debenture) together with accrued interest to the date of redemption.

     GrandSouth Bancorporation 10-Year Variable Rate Convertible Subordinated Debenture Due January 2, 2011


      If Redeemed During
         12 Month Period
              Beginning
                                              Percentage of Principal Amount
      January 1, 2006....................................102
      January 1, 2007....................................102
      January 1, 2008....................................101
      January 1, 2009....................................101
      January 1, 2010....................................100

9. Notice of redemption, etc. Notice of redemption shall be mailed to the holders of the Debentures not less than 30 nor more than 60 days prior to the date fixed for redemption at their last addresses as they appear upon the records of the Corporation. If this Debenture is redeemed in part, the Corporation shall, without charge to the holder or holders of hereof, either (1) execute and deliver to the holder or holders a debenture for the unredeemed balance of the principal amount hereof, or (2) make note hereon of the principal amount called for redemption and redeemed, upon surrender of this Debenture at the office of the Corporation. Following the date fixed for redemption, interest shall be payable only on the portion of this Debenture not called for redemption.

10. Exchange. The holder of this Debenture may, at any time on or before the date of its maturity or the date fixed for its redemption, by surrendering this Debenture to the Corporation at its office, exchange this Debenture and/or any other of the Debentures for another debenture or debentures of a like principal amount and of like tenor, date and maturity in denominations of $10,000.00 or any integral multiple of that amount.

11. Transfer. If the actions outlined at the top of this Debenture have been taken and transfer hereof is permitted, this Debenture may be transferred only at the office of the Corporation by the surrender hereof for cancellation, and upon the payment of any stamp tax or other governmental charge connected with the transfer. If this Debenture is transferred, a new debenture or debentures of like tenor, date and maturity shall be issued to the transferee.

12. Registered owner. The Corporation may treat the person or persons whose name or names appear hereon as the absolute owner or owners of this Debenture for the purpose of receiving payment of, or on account of, the principal and interest due on this Debenture and for all other purposes, and it shall not be affected by any notice to the contrary.

13. Corporate obligation. The holder or holders of this Debenture shall not have any recourse for the payment in whole, or of any part, of the principal or interest on this Debenture against any incorporator, or present or future stockholder of the Corporation by virtue of any law, or by the enforcement of any assessment, or otherwise, or against any officer or director of the Corporation by reason of any matter prior to the delivery of this Debenture, or against any present or future officer or director of the Corporation. The holder or holders of this Debenture, by the acceptance hereof and as a part of the consideration for this Debenture, expressly agree that the Debentures are obligations solely of the Corporation and expressly release all claims and waive all liability against the foregoing persons in connection with this Debenture.

         In Witness Whereof, the Corporation has signed and sealed this 10-Year Variable Rate Convertible Subordinated Debenture Due January 2, 2011, as of the second day of January, 2001.

                                                   GrandSouth Bancorporation
Corporate
Seal or                                            -----------------------------
Facsimile                                           President

                                                    ----------------------------
                                                    Secretary